Exhibit 99.1

United Fire Group, Inc. Announces Its 2019 Second Quarter Earnings Call
CEDAR RAPIDS, IOWA-July 10, 2019-United Fire Group, Inc. (Nasdaq: UFCS) (the "Company", "UFG", "we", or "our") announced today that its 2019 second quarter earnings results will be released before the market opens on August 7, 2019. An earnings call will be held at 9:00 a.m. central time on that date to allow securities analysts, shareholders and other interested parties the opportunity to hear management discuss the Company's 2019 second quarter results.
Teleconference: Dial-in information for the call is toll-free 1-844-492-3723 (international 1-412-542-4184). Participants should request to join the United Fire Group call. The event will be archived and available for digital replay through August 21, 2019. The replay access information is toll-free 1-877-344-7529 (international 1-412-317-0088); access code no. 10133214.
Webcast: A webcast of the teleconference can be accessed at the Company's investor relations page at http://ir.ufginsurance.com/event or https://services.choruscall.com/links/ufcs190807. The archived audio webcast will be available until August 21, 2019.
Transcript: A transcript of the teleconference will be available on the Company's website soon after the completion of the teleconference.
About UFG: Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.
Through our subsidiaries, we are licensed as a property and casualty insurer in 46 states, plus the District of Columbia, and we are represented by approximately 1,100 independent agencies. A.M. Best Company assigns a rating of "A" (Excellent) for members of the United Fire & Casualty Group.
For more information about UFG visit www.ufginsurance.com.

Contact: Randy Patten, AVP & Controller, Corporate Finance, 319-286-2537 or rpatten@unitedfiregroup.com